Schedule A

to

Management Agreement

for

J.P. Morgan Exchange-Traded Fund Trust

Fee Rates

(Amended as of November 17, 2022)

Name	Fee Rate
JPMorgan Active China ETF***	0.65%
JPMorgan Active Growth ETF**	0.44%
JPMorgan Active Small Cap Value ETF***	0.74%
JPMorgan Active Value ETF*	0.44%
JPMorgan ActiveBuilders Emerging Markets Equity ETF*	0.33%
JPMorgan ActiveBuilders International Equity ETF*	0.25%
JPMorgan ActiveBuilders U.S. Large Cap Equity ETF*	0.17%
JPMorgan BetaBuilders Canada ETF	0.19%
JPMorgan BetaBuilders Developed Asia Pacific ex-Japan ETF	0.19%
JPMorgan BetaBuilders Emerging Markets Equity ETF***	0.15%
JPMorgan BetaBuilders Europe ETF	0.09%
JPMorgan BetaBuilders International Equity ETF	0.07%
JPMorgan BetaBuilders Japan ETF	0.19%
JPMorgan BetaBuilders MSCI US REIT ETF	0.11%
JPMorgan BetaBuilders U.S. Growth ETF***	0.08%
JPMorgan BetaBuilders U.S. Mid Cap Equity ETF	0.07%
JPMorgan BetaBuilders U.S. Small Cap Equity ETF	0.09%
JPMorgan BetaBuilders U.S. TIPS 1-5 ETF***	0.07%
JPMorgan BetaBuilders U.S. Treasury Bond 1-3 ETF***	0.07%
JPMorgan BetaBuilders U.S. Treasury Bond 3-10 ETF***	0.07%
JPMorgan BetaBuilders U.S. Treasury Bond 20+ ETF***	0.07%
JPMorgan BetaBuilders U.S. Value ETF***	0.08%
JPMorgan Carbon Transition U.S. Equity ETF	0.15%
JPMorgan Climate Change Solutions ETF*	0.49%
JPMorgan Core Plus Bond ETF	0.40%
JPMorgan Corporate Bond Research Enhanced ETF[1]	0.14%

[1]	To be renamed JPMorgan BetaBuilders USD Investment Grade Corporate Bond ETF with a proposed management fee of 0.09% on or about February 1, 2023.

A-1

JPMorgan Diversified Return Emerging Markets Equity ETF	0.44%
JPMorgan Diversified Return International Equity ETF	0.37%
JPMorgan Diversified Return U.S. Equity ETF	0.18%
JPMorgan Diversified Return U.S. Mid Cap Equity ETF	0.24%
JPMorgan Diversified Return U.S. Small Cap Equity ETF	0.29%
JPMorgan Equity Premium Income ETF	0.35%
JPMorgan High Yield Research Enhanced ETF[2]	0.24%
JPMorgan Income ETF*	0.40%
JPMorgan International Bond Opportunities ETF	0.50%
JPMorgan International Growth ETF*	0.55%
JPMorgan Municipal ETF	0.18%
JPMorgan Nasdaq Equity Premium Income ETF**	0.35%
JPMorgan Short Duration Core Plus ETF	0.33%
JPMorgan Social Advancement ETF**	0.49%
JPMorgan Sustainable Consumption ETF**	0.49%
JPMorgan Sustainable Infrastructure ETF**	0.49%
JPMorgan U.S. Aggregate Bond ETF[3]	0.07%
JPMorgan U.S. Dividend ETF	0.12%
JPMorgan U.S. Minimum Volatility ETF	0.12%
JPMorgan U.S. Momentum Factor ETF	0.12%
JPMorgan U.S. Quality Factor ETF	0.12%
JPMorgan U.S. Value Factor ETF	0.12%
JPMorgan Ultra-Short Income ETF	0.18%
JPMorgan Ultra-Short Municipal Income ETF	0.18%
JPMorgan USD Emerging Markets Sovereign Bond ETF	0.39%

*	Initial term continues until February 28, 2023
**	Initial term continues until October 31, 2023
***	Initial term continues until October 31, 2024

(signatures on following page)

[2]	To be renamed to JPMorgan BetaBuilders USD High Yield Corporate Bond ETF with a proposed management fee of 0.15% on or about February 1, 2023.
[3]	To be renamed JPMorgan BetaBuilders U.S. Aggregate Bond ETF with a proposed management fee of 0.03% on or about February 1, 2023.

A-2

J.P. MORGAN EXCHANGE-TRADED FUND TRUST

By:
Name:
Title:

J.P. MORGAN INVESTMENT MANAGEMENT INC.

By:
Name:
Title:

A-3